                                                                    Exhibit 99.1


Company Press Release

CBT Group Reports Fourth Quarter and Full Year Financial Results

REDWOOD CITY, Calif.--(BUSINESS WIRE)--Jan. 19, 1999--CBT Group PLC today announced financial results for the fourth quarter and year ended Dec. 31, 1998.

Revenues for the fourth quarter were $42.3 million, compared to $45.4 million in revenues for the fourth quarter of 1997. Net income for the quarter was $2.2 million or $0.05 per equivalent American Depositary Share, compared to net income before after-tax costs of acquisitions of $9.9 million, or $0.22 per equivalent American Depositary Share in the fourth quarter of 1997.

CBT Group reported revenues of $162.2 million in 1998, an 18 percent increase from $137.0 million in 1997. Net income before deducting after-tax costs of acquisitions was $21.3 million or $0.46 per American Depositary Share. This represents an increase of 10 percent over net income, before deducting after-tax costs of acquisitions, of $19.3 million or $0.44 per American Depositary Share in 1997. Reported net income for 1998 was $16.5 million or $0.36 per American Depositary Share, compared to $18.1 million or $0.41 per American Depositary Share in 1997.

During 1998, CBT Group grew its backlog, which is firmly contracted business that has not yet been recognized as revenue, to approximately $144 million, representing a 31 percent increase over the $110 million in backlog at the end of 1997.

"The fourth quarter of 1998 was a satisfactory one for the company," said CBT Group Chairman William G. McCabe. "There is much left to do to return the company to the path of long-term growth and acceptable profitability, but we have successfully taken the critical first steps.

"Our re-energized executive management team has been responsible for defining CBT Group's direction and positive growth for many years, and has a strong track record for working closely with our customers to understand their needs and requirements," McCabe added. "We believe this team is uniquely qualified to chart the company's path as we move forward in 1999 and into the next century. We're also very excited about the addition of Knowledge Well, which we anticipate will open up entire new areas of opportunity for CBT Group."

"We are satisfied with our fourth quarter results," said Gregory M. Priest, CBT Group president and CEO. "We had a challenging third quarter in which we did not meet management's internal revenue expectations, and after which we made a number of far-reaching changes in the business and executive management. During this time of dislocation, we were able in the fourth quarter to meet internal goals for the quarter by increasing revenues 20 percent sequentially and by keeping costs under control to enable us to deliver $0.05 in earnings per share.

"We are gratified to see our backlog of firmly contracted future business grow by 31 percent over the level at the beginning of 1998," Priest continued. "This growth makes a strong statement about the underlying strength of our business franchise."

CBT Group made significant progress toward its goals in the fourth quarter. During the quarter, the company established its core executive management team, with key executives remaining in place and the addition of new executive management, including McCabe, 42, as chairman of the board, and Priest, 35, as president and chief executive officer. At the same time, CBT Group took steps to build its franchise outside the information technology marketplace through the announcement of its intention to acquire Knowledge Well, a provider of business, management and professional education using interactive learning technologies.

From a sales standpoint, CBT Group exceeded its target of five million-dollar-plus contracts in the quarter.

CBT Group also continued to produce new interactive training titles at an aggressive rate, delivering 72 new titles in the quarter. The company ended the year with a total of 837 interactive training titles, a 50 percent increase over the 558 titles at the beginning of 1998. In addition, CBT Group produced 39 new translated titles in the fourth quarter, for a total of 262 titles at the end of 1998, more than doubling the library of translated titles from the beginning of 1998.

CBT Group has also taken significant steps with respect to its deployment and management software offerings. During the quarter, CBT Group introduced a new version of CBTCampus(TM), the company's flagship enterprise training management and deployment system. The new offering increases the robustness of CBTCampus and adds new features.

CBT Group's intranet-based deployment offering, CBTWeb(TM), is also being used widely in the customer base. During the first quarter of 1999, CBT Group expects to release the next version of CBTWeb(TM) Plus, which enables customers to access CBT Group courseware over the Internet from a CBT Group-hosted website.

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements in this press release are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Factors that could cause or contribute to such differences include those discussed in CBT Group's Form 10-K for the year ended Dec. 31, 1997 and Form 10-Q for the quarter ended Sept. 30, 1998. Any forward-looking statements in this press release reflect management's opinions only as of the date hereof, and CBT Group assumes no obligation unless required by law to revise or publicly release the results of any revision to any such forward-looking statements.

About CBT Group

CBT Group PLC is a leading provider of interactive education software for information technology professionals in business, education and government markets worldwide. The company's comprehensive library, which covers a range of client-server, mainframe and Internet and intranet technologies, is used by the world's leading organizations to train employees to develop and apply mission-critical technologies in the workplace.

For information on CBT Group's products, call 800/387-0932, fax 800/387-0933, or send an email to salesinfo@cbtsys.com. CBT Group is located on the World Wide Web at www.cbtsys.com.

Note to Editors: CBT Systems, CBTCampus, CBTWeb, CBTWeb Plus, and the CBT Systems logo are trademarks of CBT Group PLC. All other company and product names may be trademarks of the respective companies with which they are associated.

                                 CBT GROUP PLC
                Condensed Consolidated Statements of Operations
               (dollars in thousands, except per share amounts)

                                                      Three Months                  Twelve Months
                                                    Ended December 31,            Ended December 31,
                                                   1997           1998           1997           1998
                                                 --------       --------       --------       --------
                                               (Unaudited)    (Unaudited)
Revenues                                         $ 45,429       $ 42,269       $137,047       $162,232
Cost of revenues                                    6,989          6,498         22,502         25,137
Gross profit                                       38,440         35,771        114,545        137,095
Operating expenses:
Research and development                            6,611          7,076         20,878         25,832
Sales and marketing                                18,238         22,221         59,160         75,395
General and administrative                          3,012          4,906         11,601         15,893
Acquired research and
 development                                          --             --           4,097            --
Cost of acquisitions                                  366            --           1,534          5,505

Total operating expenses                           28,227         34,203         97,270        122,625
                                                 --------       --------       --------       --------
Income from operations                             10,213          1,568         17,275         14,470
Other income, net                                     892          1,045          4,710          4,734

Income before provision
 for income taxes                                  11,105          2,613         21,985        19, 204
Provision for income taxes                          1,539            393          3,916          2,666

Net income                                          9,566          2,220         18,069         16,538

Net income per equivalent
 ADS (1) - Basic                                 $   0.23       $   0.05       $   0.45       $   0.38
                                                  ========       ========       ========       ========
ADSs used in computing
 net income per
 equivalent ADS - Basic                            41,683         44,469         40,292         43,630
                                                  ========       ========       ========       ========
Net income per
 equivalent ADS (1) -
 Diluted                                         $   0.21       $   0.05       $   0.41       $   0.36
                                                  ========       ========       ========       ========
ADSs used in computing
 net income per
 equivalent                                        45,074         45,004         44,128         45,870
                                                  ========       ========       ========       ========

(1) Net income per equivalent ADS gives effect to both two-for-one share splits of Registrants' ADSs effected in May 1996 and March 1998


                                 CBT GROUP PLC
                     Condensed Consolidated Balance Sheets
                            (dollars in thousands)

                                                                             December 31,    December 31,
                                                                                1997             1998
                                           ASSETS
Current assets
Cash                                                                           $ 35,505       $ 65,648
Short term investments                                                           36,038         36,386
Accounts receivable, net                                                         40,031         43,508
Inventories                                                                         615            247
Deferred tax assets, net                                                            140            253
Prepaid expenses                                                                  4,198          5,777
                                                                                --------       --------
   Total Current assets                                                         116,527        151,819

Intangible assets                                                                 5,600          4,237
Property and equipment, net                                                      10,207         17,636
Investment                                                                          200            550
Deferred tax assets, net                                                            342            --
Other assets                                                                      8,453         16,002
                                                                                -------        -------
  Total  assets                                                                 141,329        190,244
                                                                                =======        =======

                              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                                              32,509         34,978
                                                                                -------        -------
Total current liabilities                                                        32,509         34,978
Non current liabilities                                                           1,141            465

Shareholders' equity                                                            107,679        154,801
                                                                                -------        -------
  Total liabilities and
  shareholders' equity                                                          141,329        190,244
                                                                                =======        =======


Contact:

     CBT Group
     Cindy McCaffrey, 650/817-5710
     cindy_mccaffrey@cbtsys.com